EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2021 RESULTS

Second Quarter Results
•Net income of $38.4 million, $1.23 per diluted share
•Net interest margin (tax equivalent) of 3.46%
•Return on average assets of 1.50%
•Loan growth of $278.5 million, excluding PPP loan activity, or 17% annualized
•Increased dividend 6% to $0.19 per share for third quarter
•Repurchased 251,637 shares at an average price of $47.00 per share

St. Louis, Mo. July 26, 2021 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) reported net income of $38.4 million for the second quarter 2021, an increase of $8.5 million compared to the linked first quarter (“linked quarter”) and an increase of $23.8 million from the prior year quarter. Earnings per diluted share (“EPS”) was $1.23 for the second quarter 2021, compared to $0.96 and $0.56 for the linked and prior year quarters, respectively.

Jim Lally, EFSC’s President and Chief Executive Officer, commented, “We have successfully navigated the challenges posed over the past year due to the pandemic, while also completing the acquisition and integration of Seacoast. These successes are evident in our second quarter results that produced a record net income of $38.4 million and a strong pre-provision net revenue (“PPNR”) return on average assets of 1.85%1. Core loan growth accelerated during the period, with solid growth in C&I and our specialty niches, partially offset by PPP forgiveness. Fee income rebounded from the first quarter, net interest margin was stable and our expenses were well-controlled. Continued improvement in the economic forecast and our improving asset quality metrics led to an allowance release of $2.7 million in the quarter, while still maintaining a significant allowance coverage ratio of 2.09% when excluding guaranteed loans. The strength of our operating fundamentals supported an increase of our dividend by approximately 6% and the repurchase of $12 million of stock during the quarter as a way to provide an additional return to our shareholders.”

Lally added, “We announced the closing of the First Choice acquisition last week that significantly expands our commercial banking presence in California. I am excited about our future with an expanded footprint, a strengthening economy and customer base and the increased ability for in-person collaboration.”

1 PPNR and PPNR return on assets are a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Highlights

Comparisons to the prior year are impacted by the acquisition of Seacoast Commerce Banc Holdings (“Seacoast”) that closed in the fourth quarter 2020.

•Earnings - Net income in the second quarter 2021 was $38.4 million, an increase of $8.5 million compared to the linked quarter and an increase of $23.8 million from the prior year quarter. EPS was $1.23 per diluted share for the second quarter 2021, compared to $0.96 and $0.56 per diluted share for the linked and prior year quarters, respectively. Merger-related expenses of $1.9 million and $3.1 million for second quarter

2021 and first quarter 2021, respectively, reduced EPS by $0.04 and $0.07 per share in the current quarter and linked quarter, respectively.

•Pre-provision net revenue1 (“PPNR”) - PPNR of $47.4 million in the second quarter 2021 increased $6.8 million and $9.6 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to stronger noninterest income. The increase from the prior year quarter was primarily from the Seacoast acquisition that was completed in the fourth quarter 2020 and an increase in PPP fee income due to an increase in loan forgiveness.

•Net interest income and net interest margin (“NIM”) - Net interest income of $81.7 million for the second quarter 2021 increased $2.6 million and $15.9 million from the linked quarter and prior year quarter, respectively. NIM was 3.46% for the second quarter 2021, compared to 3.50% and 3.53% for the linked quarter and prior year quarter, respectively. Additional cash on the balance sheet reduced NIM by approximately 5 bps compared to the linked quarter.

•Noninterest income - Noninterest income of $16.2 million for the second quarter 2021 increased $4.9 million and $6.2 million from the linked quarter and prior year quarter, respectively. The increase was primarily due to tax credit revenue and income from private equity investments.

•Loans - Total loans decreased $62.5 million from the linked quarter to $7.2 billion as of June 30, 2021. The decrease was due to net paydowns in PPP loans of $341.0 million. Excluding PPP, loans grew $278.5 million, or 17.1%, on an annualized basis from the linked quarter. Average loans totaled $7.3 billion for the quarter ended June 30, 2021 compared to $7.2 billion and $6.0 billion for the linked and prior year quarters, respectively.

    PPP details:

	Quarter ended
($ in thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
PPP loans outstanding, net of deferred fees	$396,660	$737,660	$698,645	$819,100	$807,814
Average PPP loans outstanding, net	664,375	692,161	806,697	813,244	634,632
PPP average loan size	171	220	187	216	224
PPP interest and fee income	7,940	8,475	10,261	5,226	4,083
PPP deferred fees	12,243	16,676	11,304	19,522	22,414
PPP average yield	4.79%	4.97%	5.06%	2.56%	2.59%

			Quarter ended
	Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020		Jun 30, 2020
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$1.23	$1.04	$0.96	$0.75	$1.00	$0.73	$0.68	$0.53	$0.56	$0.44
ROAA	1.50%	1.35%	1.22%	1.03%	1.26%	1.01%	0.86%	0.74%	0.72%	0.62%
PPNR ROAA	1.85%	1.65%	1.66%	1.41%	2.07%	1.78%	1.81%	1.73%	1.87%	1.81%
Tangible common equity/tangible assets*	8.32%	8.66%	8.18%	8.84%	8.40%	9.07%	7.99%	8.89%	7.81%	8.67%
Leverage ratio	9.4%	10.0%	9.5%	10.2%	10.0%	11.0%	9.2%	10.2%	9.2%	10.0%
NIM	3.46%	3.36%	3.50%	3.39%	3.66%	3.52%	3.29%	3.37%	3.53%	3.62%
Allowance for credit losses/loans	1.77%	2.09%	1.80%	2.22%	1.89%	2.31%	2.01%	2.32%	1.80%	2.07%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable.

•Asset quality - The allowance for credit losses to total loans was 1.77% at June 30, 2021, compared to 1.80% at March 31, 2021 and June 30, 2020. The ratio of nonperforming assets to total assets was 0.44% at June 30, 2021 compared to 0.42% and 0.55% at March 31, 2021 and June 30, 2020, respectively. The decline in the allowance to total loans ratio in the second quarter 2021 was primarily due to a provision benefit of $2.7 million supported by high-quality credit metrics and continued improvement in economic forecasts, and growth in portfolio loan balances.

•Deposits - Total deposits increased $124.1 million, or 1.5%, from the linked quarter to $8.6 billion as of June 30, 2021. Year-over-year, deposits grew $1.9 billion, or 29.0%, from $6.7 billion as of June 30, 2020. Average deposits totaled $8.6 billion for the quarter ended June 30, 2021 compared to $8.2 billion and $6.6 billion for the linked and prior year quarters, respectively. Noninterest-bearing deposit accounts represented 36.0% of total deposits, and the loan to deposit ratio was 83.6% at June 30, 2021.

•Capital - Total shareholders’ equity was $1.1 billion and the tangible common equity to tangible assets ratio was 8.3% at June 30, 2021, compared to 8.2% at March 31, 2021. The Bank’s regulatory capital ratios remain “well-capitalized,” with a common equity tier 1 ratio of 12.3% and a total risk-based capital ratio of 13.4% as of June 30, 2021. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.1% and 14.9%, respectively, at June 30, 2021.

The Company has 1,748,363 shares available for repurchase under its common stock repurchase authorization. The Company repurchased 251,637 shares totaling $11.8 million in the quarter.

The Company’s Board of Directors unanimously approved a quarterly dividend of $0.19 per common share, payable on September 30, 2021 to shareholders of record as of September 15, 2021, an increase of $0.01 compared to the second quarter.

•Liquidity - The Company maintains a high level of both on-balance-sheet and off-balance-sheet liquidity. At June 30, 2021, on-balance-sheet liquidity consisted of cash and unpledged investment securities of $1.2 billion. Off-balance-sheet liquidity totaled $1.9 billion through the Federal Home Loan Bank, Federal Reserve and correspondent bank lines. The Company also has an unused $25 million revolving line of credit at the holding company and maintains a shelf registration allowing for the issuance of various forms of equity and debt securities.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	June 30, 2021			March 31, 2021			June 30, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$7,306,471	$79,162	4.35%	$7,192,776	$77,073	4.35%	$6,032,076	$63,869	4.26%
Debt and equity investments*	1,502,582	9,226	2.46	1,417,305	8,818	2.52	1,361,853	9,220	2.72
Short-term investments	806,928	237	0.12	679,659	189	0.11	177,267	87	0.20
Total interest-earning assets	9,615,981	88,625	3.70	9,289,740	86,080	3.76	7,571,196	73,176	3.89

Noninterest-earning assets	665,363			650,312			587,008

Total assets	$10,281,344			$9,940,052			$8,158,204

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,985,811	$336	0.07%	$1,887,059	$328	0.07%	$1,487,467	$244	0.07%
Money market accounts	2,344,871	988	0.17	2,350,592	975	0.17	1,941,874	995	0.21
Savings	718,193	52	0.03	654,662	48	0.03	590,104	45	0.03
Certificates of deposit	522,633	1,091	0.84	537,166	1,312	0.99	718,529	3,099	1.73
Total interest-bearing deposits	5,571,508	2,467	0.18	5,429,479	2,663	0.20	4,737,974	4,383	0.37
Subordinated debentures	203,849	2,847	5.60	203,694	2,819	5.61	169,311	2,316	5.50
FHLB advances	50,000	197	1.58	50,000	195	1.58	251,231	455	0.73
Securities sold under agreements to repurchase	209,062	58	0.11	231,527	60	0.11	192,117	57	0.12
Other borrowings	27,147	94	1.39	28,650	100	1.42	32,842	147	1.80
Total interest-bearing liabilities	6,061,566	5,663	0.37	5,943,350	5,837	0.40	5,383,475	7,358	0.55

Noninterest-bearing liabilities:
Demand deposits	3,008,703			2,777,900			1,813,760
Other liabilities	94,106			122,321			92,806
Total liabilities	9,164,375			8,843,571			7,290,041
Shareholders' equity	1,116,969			1,096,481			868,163
Total liabilities and shareholders' equity	$10,281,344			$9,940,052			$8,158,204

Total net interest income		$82,962			$80,243			$66,537
Net interest margin			3.46%			3.50%			3.53%
* Non-taxable income is presented on a tax-equivalent basis using a 24.9% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $1.2 million for the three months ended June 30, 2021, $1.1 million for the three months ended March 31, 2021 and $0.7 million for the three months ended June 30, 2020.

Net interest income for the second quarter increased $2.6 million to $81.7 million from $79.1 million in the linked quarter, and increased $15.9 million from the prior year period. NIM, on a tax equivalent basis, was 3.46% for the second quarter, compared to 3.50% in the linked quarter, and 3.53% in the second quarter 2020. The increase in net interest income from the linked quarter was primarily due to higher volumes on loans and investments While PPP loans decreased in the current quarter, forgiveness of these loans by the SBA accelerated deferred loan fees into income that benefits net interest margin. In addition, improvement in the loan mix benefited net interest income, as the reduction in PPP loans that bear a 1% interest rate have mostly been replaced with loans at a higher yield.

NIM decreased four basis points from the linked quarter to 3.46% during the current quarter primarily due to a six basis point decrease in earning asset yields. The decrease in the earning asset yield was primarily due to higher levels of cash related to payoffs of PPP loans and deposit growth (5 bps), and lower yields on investment securities (1 bp), partially offset by loans (1 bp) and lower cost of funds (1 bp).

The cost of interest-bearing liabilities declined two basis points from the linked quarter, primarily due to lower rates on time deposits.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
			December 31, 2020
($ in thousands)	June 30, 2021	March 31, 2021	Seacoast[a]	Legacy EFSC[a]	Consolidated	September 30, 2020	June 30, 2020
C&I	$1,116,229	$1,048,839	$16,079	$1,086,981	$1,103,060	$1,075,421	$1,052,373
CRE investor owned	1,467,243	1,491,244	107,449	1,313,456	1,420,905	1,281,567	1,298,801
CRE owner occupied	789,220	805,581	98,134	727,712	825,846	766,919	782,258
SBA loans*	1,010,727	941,075	874,578	21,352	895,930	15,927	17,195
Sponsor finance*	463,744	394,207	—	396,487	396,487	367,337	383,458
Life insurance premium financing*	564,366	543,084	—	534,092	534,092	517,559	520,705
Tax credits*	423,258	387,968	—	382,602	382,602	368,908	363,222
SBA PPP loans	396,660	737,660	85,729	612,916	698,645	819,100	807,814
Residential real estate	302,007	299,517	9,138	308,953	318,091	321,258	326,467
Construction and land development	467,586	438,303	32,535	441,864	474,399	450,225	455,686
Other	225,227	201,303	764	174,114	174,878	142,086	132,072
Total Loans	$7,226,267	$7,288,781	$1,224,406	$6,000,529	$7,224,935	$6,126,307	$6,140,051

Total loan yield	4.35%	4.35%			4.46%	4.08%	4.31%
Variable interest rate loans to total loans	60%	56%			57%	50%	51%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation.
*Specialty loan category
[a] Amounts reported are as of December 31, 2020 and are separately shown attributable to the Seacoast loan portfolio acquired on November 12, 2020, and the Company’s pre-Seacoast acquisition loan portfolio.

Loans totaled $7.2 billion at June 30, 2021, decreasing $62.5 million compared to the linked quarter. Excluding PPP, loans grew $278.5 million, or 17.1%, on an annualized basis from the linked quarter. The increase was driven by C&I loans ($69.8 million) and a broad-based increase in specialty lending ($130.7 million). The recent acquisition of Seacoast expanded the Company’s SBA lending capabilities. SBA loans represent $70 million of the increase in specialty lending during the current quarter. Year-over-year, loans increased $1.1 billion, or 17.7%. The year-over-year increase was primarily due to the Seacoast acquisition. Line draw utilization continues to be below the historical average. For the quarter ended June 30, 2021 average line draw utilization was 38.9% compared to 37.0% and 42.6% for the linked quarter and prior-year quarter, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Nonperforming loans*	$42,252	$36,659	$38,507	$39,623	$41,473
Other real estate	3,612	6,164	5,330	4,835	4,874
Nonperforming assets*	$45,864	$42,823	$43,837	$44,458	$46,347

Nonperforming loans to total loans	0.58%	0.50%	0.53%	0.65%	0.68%
Nonperforming assets to total assets	0.44%	0.42%	0.45%	0.53%	0.55%
Allowance for credit losses to total loans	1.77%	1.80%	1.89%	2.01%	1.80%
Net charge-offs (recoveries)	$869	$5,647	$(612)	$1,027	$309
*Excludes government guaranteed balances.

The provision for credit losses was a benefit of $2.7 million for the second quarter 2021 compared to an expense of $46 thousand for the linked quarter and $19.6 million for the prior year quarter. Gross charge-offs of $1.8 million in the quarter primarily consisted of one retail loan that had previously defaulted and was fully reserved in a prior period. The Company’s strong asset quality metrics and strengthening customer credit risk profiles, along with an improvement in the economic forecast, particularly GDP and unemployment, led to a decline in the allowance for credit losses in the second quarter 2021.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
			December 31, 2020
($ in thousands)	June 30, 2021	March 31, 2021	Seacoast[a]	Legacy EFSC[a]	Consolidated	September 30, 2020	June 30, 2020
Noninterest-bearing accounts	$3,111,581	$2,910,216	$666,447	$2,045,381	$2,711,828	$1,929,540	$1,965,868
Interest-bearing transaction accounts	2,013,129	1,990,308	55,590	1,712,907	1,768,497	1,499,756	1,508,535
Money market and savings accounts	3,000,460	3,093,569	327,471	2,627,498	2,954,969	2,634,885	2,566,011
Brokered certificates of deposit	50,209	50,209	—	50,209	50,209	65,209	85,414
Other certificates of deposit	464,125	471,142	10,325	489,561	499,886	546,836	573,752
Total deposit portfolio	$8,639,504	$8,515,444	$1,059,833	$6,925,556	$7,985,389	$6,676,226	$6,699,580

Noninterest-bearing deposits to total deposits	36.0%	34.2%	62.9%	29.5%	34.0%	28.9%	29.3%
[a]Amounts reported are as of December 31, 2020 and are shown separately attributable to the Seacoast deposit portfolio acquired on November 12, 2020, and the Company’s pre-Seacoast acquisition deposit portfolio.

Total deposits at June 30, 2021 were $8.6 billion, an increase of $124.1 million from March 31, 2021, and an increase of $1.9 billion from June 30, 2020.

Core deposits, defined as total deposits excluding certificates of deposits, were $8.1 billion at June 30, 2021, an increase of $131.1 million from the linked quarter. The Company’s participation in PPP continues to contribute to the increase in deposits. Money market and savings accounts decreased $93.1 million compared to the linked quarter, while interest-bearing and noninterest-bearing deposits increased $22.8 million and $201.4 million, respectively. Noninterest-bearing deposits were $3.1 billion at June 30, 2021, or 36.0% of total deposits. Specialty deposits increased $153.0 million over the linked quarter primarily attributable to community associations, third party escrow, and sponsor finance. The Kansas City region experienced growth of $65.7 million compared to the linked quarter while the St. Louis region experienced a decline in deposits of $119.7 million for the same period. Certificates of deposit decreased $7.0 million from the linked quarter and $144.8 million from the prior year quarter. The total cost of deposits was 0.12% for the current quarter compared to 0.13% and 0.27% for the linked quarter and prior year quarter, respectively.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2021	March 31, 2021	Increase (decrease)		June 30, 2020	Increase (decrease)
Deposit service charges	$3,862	$3,084	$778	25%	$2,616	$1,246	48%
Wealth management revenue	2,516	2,483	33	1%	2,326	190	8%
Card services revenue	2,975	2,496	479	19%	2,225	750	34%
Tax credit income (expense)	1,370	(1,041)	2,411	232%	(221)	1,591	(720)%
Miscellaneous income	5,481	4,268	1,213	28%	3,014	2,467	82%
Total noninterest income	$16,204	$11,290	$4,914	44%	$9,960	$6,244	63%

Total noninterest income for the second quarter 2021 was $16.2 million, an increase of $4.9 million from the linked quarter and an increase of $6.2 million from the prior year quarter. The increase from the linked quarter and prior year quarter was primarily due to tax credit income, along with a private equity fund distribution and gain on sale of other real estate reported in miscellaneous income. Deposit service charges and card services revenue increased over the linked quarter due to improving activity levels.

Noninterest Expenses
Noninterest expense was $52.5 million for the second quarter 2021, compared to $52.9 million for the linked quarter, and $37.9 million for the prior year quarter. Employee compensation declined $1.4 million from the linked quarter due to seasonally higher payroll taxes in the first quarter. Merger-related expenses also declined and were $1.9 million and $3.1 million in the current and linked quarter, respectively. These decreases were offset by a $2.4 million increase in Other expense, primarily attributed to higher customer deposit and card servicing costs due to higher volumes. The increase from the prior year quarter was primarily due to acquired Seacoast operations.
For the second quarter 2021, the Company’s efficiency ratio was 53.6% compared to 58.5% and 50.0% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio2 was 51.9% for the quarter ended June 30, 2021, compared to 55.0% for the linked quarter and 50.7% for the prior year quarter.
2 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 20% for the quarter ended June 30, 2021, as well as for both the linked quarter and the prior year quarter.

Capital
The following table presents various EFSC capital ratios:

	Quarter ended
Percent	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Total risk-based capital to risk-weighted assets	14.9%	15.1%	14.9%	14.6%	14.4%
Tier 1 capital to risk weighted assets	12.3%	12.3%	12.1%	11.6%	11.4%
Common equity tier 1 capital to risk-weighted assets	11.1%	11.0%	10.9%	10.2%	9.9%
Tangible common equity to tangible assets	8.3%	8.2%	8.4%	8.0%	7.8%

Total equity was $1.1 billion at June 30, 2021, an increase of $25.8 million from the linked quarter. The Company repurchased $11.8 million of common stock in the second quarter 2021 which reduced total capital. However, due to the Company’s strong earnings profile, tangible book value per common share increased 3.5% to $26.85 at June 30, 2021 from $25.92 at March 31, 2021. The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, July 27, 2021. During the call, management will review the second quarter of 2021 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-363-2106 (Conference ID #3330879). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit http://bit.ly/EFSC2Q2021 and register to receive a dial in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $12.7 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates 47 branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices in Arizona, California, Colorado, Illinois, Indiana, Massachusetts, Michigan, Nevada, Ohio, Oregon, Texas, Utah, and Washington. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Certain statements contained in this Current Report on Form 8-K may be considered forward-looking statements regarding Enterprise, including its wholly-owned subsidiary EB&T, First Choice, including its wholly-owned subsidiary FCB, and Enterprise’s proposed acquisition of First Choice and FCB. These forward-looking statements may include: statements regarding the acquisition, the consideration payable in connection with the acquisition, and the ability of the parties to consummate the acquisition. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Enterprise anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the acquisition may not be timely completed, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement; the outcome of any legal proceedings that may be instituted against Enterprise or First Choice; that prior to the completion of the acquisition or thereafter, Enterprise’s and First Choice’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, Enterprise shareholder or First Choice shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm Enterprise and First Choice’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed acquisition; and those factors and risks referenced from time to time in Enterprise’s filings with the Securities and Exchange Commission, or the SEC, including in Enterprise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its other filings with the SEC. For any forward-looking statements made in this Current Report on Form 8-K or in any documents, Enterprise claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Except to the extent required by applicable law or regulation, Enterprise disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Vice President (314) 512-7183

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Six Months ended
(in thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
EARNINGS SUMMARY
Net interest income	$81,738	$79,123	$77,446	$63,354	$65,833	$160,861	$129,201
Provision (benefit) for credit losses	(2,669)	46	9,463	14,080	19,591	(2,623)	41,855
Noninterest income	16,204	11,290	18,506	12,629	9,960	27,494	23,368
Noninterest expense	52,456	52,884	51,050	39,524	37,912	105,340	76,585
Income before income tax expense	48,155	37,483	35,439	22,379	18,290	85,638	34,129
Income tax expense	9,750	7,557	6,508	4,428	3,656	17,307	6,627
Net income	$38,405	$29,926	$28,931	$17,951	$14,634	$68,331	$27,502

Diluted earnings per share	$1.23	$0.96	$1.00	$0.68	$0.56	$2.18	$1.04
Return on average assets	1.50%	1.22%	1.26%	0.86%	0.72%	1.36%	0.71%
Return on average common equity	13.79%	11.07%	11.60%	8.06%	6.78%	12.45%	6.38%
Return on average tangible common equity	18.44%	14.92%	15.73%	10.94%	9.28%	16.71%	8.76%
Net interest margin (tax equivalent)	3.46%	3.50%	3.66%	3.29%	3.53%	3.48%	3.65%
Efficiency ratio	53.56%	58.49%	53.20%	52.02%	50.02%	55.93%	50.20%
Core efficiency ratio[1]	51.86%	55.02%	50.93%	51.04%	50.66%	53.38%	50.94%

Total loans	$7,226,267	$7,288,781	$7,224,935	$6,126,307	$6,140,051
Total average loans	$7,306,471	$7,192,776	$6,780,701	$6,112,715	$6,032,076
Total assets	$10,346,993	$10,190,699	$9,751,571	$8,367,976	$8,357,501
Total average assets	$10,281,344	$9,940,052	$9,141,159	$8,341,968	$8,158,204	$9,940,052	$7,760,904
Total deposits	$8,639,504	$8,515,444	$7,985,389	$6,676,226	$6,699,580
Total average deposits	$8,580,211	$8,207,379	$7,311,074	$6,666,368	$6,551,734	$8,207,379	$6,194,726
Period end common shares outstanding	31,185	31,259	31,210	26,210	26,196
Dividends per common share	$0.18	$0.18	$0.18	$0.18	$0.18	$0.36	$0.36
Tangible book value per common share	$26.85	$25.92	$25.48	$24.80	$24.22
Tangible common equity to tangible assets[1]	8.32%	8.18%	8.40%	7.99%	7.81%
Total risk-based capital to risk-weighted assets	14.9%	15.1%	14.9%	14.6%	14.4%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Six Months ended
($ in thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$87,401	$84,960	$84,113	$70,787	$73,191	$172,361	$149,879
Total interest expense	5,663	5,837	6,667	7,433	7,358	11,500	20,678
Net interest income	81,738	79,123	77,446	63,354	65,833	160,861	129,201
Provision (benefit) for credit losses	(2,669)	46	9,463	14,080	19,591	(2,623)	41,855
Net interest income after provision for credit losses	84,407	79,077	67,983	49,274	46,242	163,484	87,346

NONINTEREST INCOME
Deposit service charges	3,862	3,084	3,160	2,798	2,616	6,946	5,759
Wealth management revenue	2,516	2,483	2,449	2,456	2,326	4,999	4,827
Card services revenue	2,975	2,496	2,511	2,498	2,225	5,471	4,472
Tax credit income (expense)	1,370	(1,041)	4,048	748	(221)	329	1,815
Other income	5,481	4,268	6,338	4,129	3,014	9,749	6,495
Total noninterest income	16,204	11,290	18,506	12,629	9,960	27,494	23,368

NONINTEREST EXPENSE
Employee compensation and benefits	28,132	29,562	26,174	22,040	22,389	57,694	44,074
Occupancy	3,529	3,751	3,517	3,408	3,185	7,280	6,532
Merger-related expenses	1,949	3,142	2,611	1,563	—	5,091	—
Other	18,846	16,429	18,748	12,513	12,338	35,275	25,979
Total noninterest expense	52,456	52,884	51,050	39,524	37,912	105,340	76,585

Income before income tax expense	48,155	37,483	35,439	22,379	18,290	85,638	34,129
Income tax expense	9,750	7,557	6,508	4,428	3,656	17,307	6,627
Net income	$38,405	$29,926	$28,931	$17,951	$14,634	$68,331	$27,502

Basic earnings per share	$1.23	$0.96	$1.00	$0.68	$0.56	$2.19	$1.04
Diluted earnings per share	$1.23	$0.96	$1.00	$0.68	$0.56	$2.18	$1.04

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
BALANCE SHEETS
ASSETS
Cash and due from banks	$126,789	$103,367	$99,760	$98,816	$100,804
Interest-earning deposits	889,960	788,464	445,569	301,773	254,830
Debt and equity investments	1,585,847	1,463,818	1,448,803	1,375,931	1,387,001
Loans held for sale	5,763	8,531	13,564	14,032	16,029

Loans	7,226,267	7,288,781	7,224,935	6,126,307	6,140,051
Less: Allowance for credit losses	128,185	131,527	136,671	123,270	110,270
Total loans, net	7,098,082	7,157,254	7,088,264	6,003,037	6,029,781

Fixed assets, net	50,972	52,078	53,169	56,807	58,231
Goodwill	260,567	260,567	260,567	210,344	210,344
Intangible assets, net	20,358	21,670	23,084	21,820	23,196
Other assets	308,655	334,950	318,791	285,416	277,285
Total assets	$10,346,993	$10,190,699	$9,751,571	$8,367,976	$8,357,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,111,581	$2,910,216	$2,711,828	$1,929,540	$1,965,868
Interest-bearing deposits	5,527,923	5,605,228	5,273,561	4,746,686	4,733,712
Total deposits	8,639,504	8,515,444	7,985,389	6,676,226	6,699,580
Subordinated debentures	203,940	203,778	203,637	203,510	203,384
FHLB advances	50,000	50,000	50,000	250,000	250,000
Other borrowings	234,509	229,389	301,081	239,038	227,961
Other liabilities	100,739	99,591	132,489	116,935	108,613
Total liabilities	9,228,692	9,098,202	8,672,596	7,485,709	7,489,538
Shareholders’ equity	1,118,301	1,092,497	1,078,975	882,267	867,963
Total liabilities and shareholders’ equity	$10,346,993	$10,190,699	$9,751,571	$8,367,976	$8,357,501

	Six months ended
	June 30, 2021			June 30, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$7,249,938	$156,234	4.35%	$5,692,159	$131,878	4.66%
Debt and equity investments*	1,460,179	18,044	2.49	1,354,410	18,928	2.81
Short-term investments	743,645	426	0.12	134,758	387	0.58
Total interest-earning assets	9,453,762	174,704	3.73	7,181,327	151,193	4.23

Noninterest-earning assets	657,879			579,577

Total assets	$10,111,641			$7,760,904

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,936,707	$664	0.07%	$1,431,311	$1,581	0.22%
Money market accounts	2,347,716	1,963	0.17	1,876,482	5,735	0.61
Savings	686,603	100	0.03	566,549	188	0.07
Certificates of deposit	529,860	2,403	0.91	755,871	6,767	1.80
Total interest-bearing deposits	5,500,886	5,130	0.19	4,630,213	14,271	0.62
Subordinated debentures	203,772	5,666	5.61	155,303	4,235	5.48
FHLB advances	50,000	392	1.58	235,842	1,350	1.15
Securities sold under agreements to repurchase	220,233	118	0.11	197,002	419	0.43
Other borrowed funds	27,894	194	1.40	33,556	403	2.42
Total interest-bearing liabilities	6,002,785	11,500	0.39	5,251,916	20,678	0.79

Noninterest-bearing liabilities:
Demand deposits	2,893,939			1,564,513
Other liabilities	108,135			77,876
Total liabilities	9,004,859			6,894,305
Shareholders' equity	1,106,782			866,599
Total liabilities and shareholders' equity	$10,111,641			$7,760,904

Total net interest income		$163,204			$130,515
Net interest margin			3.48%			3.65%
* Non-taxable income is presented on a tax-equivalent basis using a 24.9% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $2.3 million and $1.3 million for the six months ended June 30, 2021 and 2020, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
LOAN PORTFOLIO
Commercial and industrial	$2,930,805	$3,079,643	$3,088,995	$3,152,394	$3,143,197
Commercial real estate	3,200,748	3,186,970	3,087,827	2,027,886	2,048,444
Construction real estate	556,776	510,501	546,686	474,727	481,221
Residential real estate	305,497	303,047	319,179	321,792	326,992
Other	232,441	208,620	182,248	149,508	140,197
Total loans	$7,226,267	$7,288,781	$7,224,935	$6,126,307	$6,140,051

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$3,111,581	$2,910,216	$2,711,828	$1,929,540	$1,965,868
Interest-bearing transaction accounts	2,013,129	1,990,308	1,768,497	1,499,756	1,508,535
Money market and savings accounts	3,000,460	3,093,569	2,954,969	2,634,885	2,566,011
Brokered certificates of deposit	50,209	50,209	50,209	65,209	85,414
Other certificates of deposit	464,125	471,142	499,886	546,836	573,752
Total deposit portfolio	$8,639,504	$8,515,444	$7,985,389	$6,676,226	$6,699,580

AVERAGE BALANCES
Total loans	$7,306,471	$7,192,776	$6,780,701	$6,112,715	$6,032,076
Debt and equity investments	1,502,582	1,417,305	1,395,806	1,361,515	1,361,853
Interest-earning assets	9,615,981	9,289,741	8,524,136	7,770,084	7,571,196
Total assets	10,281,344	9,940,052	9,141,159	8,341,968	8,158,204
Deposits	8,580,211	8,207,379	7,311,074	6,666,368	6,551,734
Shareholders’ equity	1,116,969	1,096,481	992,017	885,496	868,163
Tangible common equity[1]	835,405	813,568	731,813	652,663	633,946

YIELDS (tax equivalent)
Total loans	4.35%	4.35%	4.46%	4.08%	4.31%
Debt and equity investments	2.46	2.52	2.56	2.56	2.72
Interest-earning assets	3.70	3.76	3.97	3.67	3.93
Interest-bearing deposits	0.18	0.20	0.25	0.31	0.37
Total deposits	0.12	0.13	0.17	0.22	0.27
Subordinated debentures	5.60	5.61	5.52	5.53	5.50
FHLB advances and other borrowed funds	0.49	0.46	0.61	0.74	0.56
Interest-bearing liabilities	0.37	0.40	0.47	0.54	0.55
Net interest margin	3.46	3.50	3.66	3.29	3.53
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
ASSET QUALITY
Net charge-offs (recoveries)	$869	$5,647	$(612)	$1,027	$309
Nonperforming loans	42,252	36,659	38,507	39,623	41,473
Classified assets	100,063	114,713	123,808	84,710	96,678
Nonperforming loans to total loans	0.58%	0.50%	0.53%	0.65%	0.68%
Nonperforming assets to total assets	0.44%	0.42%	0.45%	0.53%	0.55%
Allowance for credit losses to total loans	1.77%	1.80%	1.89%	2.01%	1.80%
Allowance for credit losses to nonperforming loans	303.4%	358.8%	354.9%	311.1%	265.9%
Net charge-offs (recoveries) to average loans (annualized)	0.05%	0.32%	(0.04)%	0.07%	0.02%

WEALTH MANAGEMENT
Trust assets under management	$1,945,293	$1,809,001	$1,783,089	$1,641,980	$1,602,358
Trust assets under administration	2,487,545	2,427,448	2,504,318	2,433,026	2,455,111

MARKET DATA
Book value per common share	$35.86	$34.95	$34.57	$33.66	$33.13
Tangible book value per common share[1]	$26.85	$25.92	$25.48	$24.80	$24.22
Market value per share	$46.39	$49.44	$34.95	$27.27	$31.12
Period end common shares outstanding	31,185	31,259	31,210	26,210	26,196
Average basic common shares	31,265	31,247	28,929	26,217	26,180
Average diluted common shares	31,312	31,306	28,968	26,228	26,195

CAPITAL
Total risk-based capital to risk-weighted assets	14.9%	15.1%	14.9%	14.6%	14.4%
Tier 1 capital to risk-weighted assets	12.3%	12.3%	12.1%	11.6%	11.4%
Common equity tier 1 capital to risk-weighted assets	11.1%	11.0%	10.9%	10.2%	9.9%
Tangible common equity to tangible assets[1]	8.3%	8.2%	8.4%	8.0%	7.8%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Six Months ended
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
CORE PERFORMANCE MEASURES
Net interest income	$81,738	$79,123	$77,446	$63,354	$65,833	$160,861	$129,201
Less: Incremental accretion income	—	—	856	1,235	719	—	1,992
Core net interest income	81,738	79,123	76,590	62,119	65,114	160,861	127,209

Total noninterest income	16,204	11,290	18,506	12,629	9,960	27,494	23,368
Less: Gain on sale of investment securities	—	—	—	417	—	—	4
Less: Gain on sale of other real estate owned	549	—	—	—	—	549	—
Less: Other non-core income	—	—	—	—	265	—	265
Core noninterest income	15,655	11,290	18,506	12,212	9,695	26,945	23,099

Total core revenue	97,393	90,413	95,096	74,331	74,809	187,806	150,308

Total noninterest expense	52,456	52,884	51,050	39,524	37,912	105,340	76,585
Less: Other expenses related to non-core acquired loans	—	—	8	25	12	—	24
Less: Merger-related expenses	1,949	3,142	2,611	1,563	—	5,091	—
Core noninterest expense	50,507	49,742	48,431	37,936	37,900	100,249	76,561

Core efficiency ratio	51.86%	55.02%	50.93%	51.04%	50.66%	53.38%	50.94%

	Quarter ended
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,118,301	$1,092,497	$1,078,975	$882,267	$867,963
Less: Goodwill	260,567	260,567	260,567	210,344	210,344
Less: Intangible assets	20,358	21,670	23,084	21,820	23,196
Tangible common equity	$837,376	$810,260	$795,324	$650,103	$634,423

Total assets	$10,346,993	$10,190,699	$9,751,571	$8,367,976	$8,357,501
Less: Goodwill	260,567	260,567	260,567	210,344	210,344
Less: Intangible assets	20,358	21,670	23,084	21,820	23,196
Tangible assets	$10,066,068	$9,908,462	$9,467,920	$8,135,812	$8,123,961

Tangible common equity to tangible assets	8.32%	8.18%	8.40%	7.99%	7.81%

	Quarter Ended
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,116,969	$1,096,481	$868,163
Less average goodwill	260,567	260,567	210,344
Less average intangible assets	20,997	22,346	23,873
Average tangible common equity	$835,405	$813,568	$633,946

	Quarter Ended
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$81,738	$79,123	$77,446	$63,354	$65,833
Noninterest income	16,204	11,290	18,506	12,629	9,960
Less: Noninterest expense	52,456	52,884	51,050	39,524	37,912
Merger-related expenses	1,949	3,142	2,611	1,563	—
PPNR (excluding merger-related expenses)	$47,435	$40,671	$47,513	$38,022	$37,881

Average assets	$10,281,344	$9,940,052	$9,141,159	$8,341,968	$8,158,204
ROAA - GAAP net income	1.50%	1.22%	1.26%	0.86%	0.72%
PPNR ROAA - Adjusted net income	1.85%	1.66%	2.07%	1.81%	1.87%

	Quarter Ended
($ in thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$38,405	$29,926	$28,931	$17,951	$14,634
PPP interest and fee income	(7,940)	(8,475)	(10,261)	(5,226)	(4,083)
Related tax effect	1,977	2,110	2,534	1,291	1,009
Adjusted net income - Non-GAAP	$32,442	$23,561	$21,204	$14,016	$11,560

Average diluted common shares	31,312	31,303	28,968	26,228	26,195
EPS - GAAP net income	$1.23	$0.96	$1.00	$0.68	$0.56
EPS - Adjusted net income	$1.04	$0.75	$0.73	$0.53	$0.44

Average assets - GAAP	$10,281,344	$9,940,052	$9,141,159	$8,341,968	$8,158,204
Average PPP loans, net	(664,375)	(692,161)	(806,697)	(813,244)	(634,632)
Adjusted average assets - Non-GAAP	$9,616,969	$9,247,891	$8,334,462	$7,528,724	$7,523,572

ROAA - GAAP net income	1.50%	1.22%	1.26%	0.86%	0.72%
ROAA - Adjusted net income, adjusted average assets	1.35%	1.03%	1.01%	0.74%	0.62%

PPNR (excluding merger-related expenses) - Non-GAAP (see reconciliation above)	$47,435	$40,671	$47,513	$38,022	$37,881
PPP interest and fees	(7,940)	(8,475)	(10,261)	(5,226)	(4,083)
Adjusted PPNR (excluding merger-related expenses) - Non-GAAP	$39,495	$32,196	$37,252	$32,796	$33,798

PPNR ROAA (excluding merger-related expenses) - PPNR (excluding merger-related expenses)	1.85%	1.66%	2.07%	1.81%	1.87%
PPNR ROAA (excluding merger-related expenses) - adjusted PPNR (excluding merger-related expenses), adjusted average assets	1.65%	1.41%	1.78%	1.73%	1.81%

Tangible assets - Non-GAAP (see reconciliation above)	$10,066,068	$9,908,462	$9,467,920	$8,135,812	$8,123,961
PPP loans outstanding, net	(396,660)	(737,660)	(698,645)	(819,100)	(807,814)
Adjusted tangible assets - Non-GAAP	$9,669,408	$9,170,802	$8,769,275	$7,316,712	$7,316,147

Tangible common equity Non - GAAP (see reconciliation above)	$837,376	$810,260	$795,324	$650,103	$634,423
Tangible common equity to tangible assets	8.32%	8.18%	8.40%	7.99%	7.81%
Tangible common equity to tangible assets - adjusted tangible assets	8.66%	8.84%	9.07%	8.89%	8.67%

Average assets for leverage ratio	$10,021,240	$9,675,300	$8,868,548	$8,115,020	$7,928,287
Average PPP loans, net	(664,375)	(692,161)	(806,697)	(813,244)	(634,632)
Adjusted average assets for leverage ratio - Non-GAAP	$9,356,865	$8,983,139	$8,061,851	$7,301,776	$7,293,655

Tier 1 capital	$937,840	$914,459	$889,527	$745,397	$726,574
Leverage ratio	9.4%	9.5%	10.0%	9.2%	9.2%
Leverage ratio - adjusted average assets for leverage ratio	10.0%	10.2%	11.0%	10.2%	10.0%

Net interest income - tax equivalent	$82,963	$80,243	$78,484	$64,192	$66,537
PPP interest and fees	(7,940)	(8,475)	(10,261)	(5,226)	(4,083)
Adjusted net interest income - tax equivalent	$75,023	$71,768	$68,223	$58,966	$62,454

Average earning assets -GAAP	$9,615,981	$9,289,741	$8,524,136	$7,770,084	$7,571,196
Average PPP loans, net	(664,375)	(692,161)	(806,697)	(813,244)	(634,632)
Adjusted average earning assets - Non-GAAP	$8,951,606	$8,597,580	$7,717,439	$6,956,840	$6,936,564

Net interest margin - tax equivalent	3.46%	3.50%	3.66%	3.29%	3.53%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	3.36%	3.39%	3.52%	3.37%	3.62%

Loans - GAAP	$7,226,267	$7,288,781	$7,224,935	$6,126,307	$6,140,051
PPP and other guaranteed loans, net	(1,106,414)	(1,377,302)	(1,297,212)	(819,100)	(807,814)
Adjusted loans - Non-GAAP	$6,119,853	$5,911,479	$5,927,723	$5,307,207	$5,332,237

Allowance for credit losses	$128,185	$131,527	$136,671	$123,270	$110,270
Allowance for credit losses/loans - GAAP	1.77%	1.80%	1.89%	2.01%	1.80%
Allowance for credit losses/loans - adjusted loans	2.09	2.22%	2.31%	2.32%	2.07%